EXHIBIT 4.11

THIRD AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

THIS THIRD AMENDMENT (the “Amendment”) TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT dated as of August 4, 2004, as amended (the “Stockholders’ Agreement”), is entered into as of June 1, 2006 by and among Pharmasset, Inc., a Delaware corporation (the “Company”), and the undersigned holders of the Company’s capital stock (collectively, the “Stockholders”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Stockholders’ Agreement.

RECITALS

WHEREAS, the Board of Directors of the Company has approved an amendment to the Company’s Equity Incentive Plan, which increases the number of shares available for grants by 1,600,000 additional shares of the Company’s Common Stock from 3,675,522 to 5,275,522 shares;

WHEREAS, a same increase is being made concurrently to the number of shares of Common Stock set forth in clause (ii) of the definition of “Excluded Securities” in the Certificate of Incorporation;

WHEREAS, the Company and the Stockholders desire to amend the definition of “New Shares” set forth in Section 1.1 of the Stockholders’ Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Stockholders’ Agreement as follows:

Definition. (a) The definition of the term “New Shares” set forth in Section 1.1 of the Stockholders’ Agreement is hereby amended by deleting clause (iii) thereof and replacing it in its entirety with the following:

“(iii) up to 5,275,522 shares of Common Stock (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, recapitalization or other similar event) issuable to officers, directors, employees and consultants of the Company or a subsidiary pursuant to the exercise of options granted or shares of Common Stock directly issued under the Equity Incentive Plan, subject to vesting, and such options and other rights to acquire Common Stock granted thereunder;”

Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware (without giving effect to any conflicts or choice of laws provisions which would cause the application of the domestic substantive laws of any other jurisdiction).

Effective Date. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon receipt by the Company of counterparts of this Amendment duly executed by (i) the Majority Investors and (ii) the Stockholders holding a majority of the outstanding shares of the Common Stock that are subject to this Agreement and the Preferred Stock (on an as-if-converted basis) owned by such Stockholders. Each Stockholder shall be bound by this Amendment whether or not such Stockholder shall have consented to this Amendment.

Miscellaneous. From and after the Effective Date of this Amendment, each reference in the Stockholders’ Agreement to “this Agreement”, “hereof”, “hereunder”, or words of like import in any and all agreements, instruments, documents, notes, certificates and other writings of any kind and nature shall be deemed to refer to the Stockholders’ Agreement as amended by this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument. The headings in this Amendment are for purposes of reference only and shall not limit or otherwise effect the meaning hereof.

[Signatures on Following Pages]

2

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Second Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

COMPANY: PHARMASSET, INC.		STOCKHOLDERS:

/s/ Raymond F. Schinazi, Ph.D.
Raymond F. Schinazi, Ph.D.
By:	/s/ P. Schaefer Price
Name:	P. Schaefer Price
Title:	President and Chief Executive Officer

RFS PARTNERS, L.P.

		By:	RFS & Associates, LLC

		By:	/s/ Raymond F. Schinazi
		Name:	Raymond F. Schinazi
		Title:	Manager

RAYMOND F. SCHINAZI 2005 QUALIFIED ANNUITY TRUST

		By:	/s/ Raymond F. Schinazi
		Name:	Raymond F. Schinazi
		Title:	Trustee

/s/ Chung K. Chu, Ph.D.
Chung K. Chu, Ph.D.

IDENIX PHARMACEUTICALS, INC.

By:
Name:
Title:

Dennis Liotta, Ph.D.

/s/ Jean-Pierre Sommadossi, Ph.D.
Jean-Pierre Sommadossi, Ph.D.

Signature Page to Third Amendment to

Second Amended and Restated Stockholders’ Agreement

STOCKHOLDERS (Cont’d):

JEAN-PIERRE SOMMADOSSI 2004 QUALIFIED ANNUITY TRUST NO. 2

By:	/s/ Jean-Pierre Sommadossi, Ph.D.
Name:	Jean-Pierre Sommadossi, Ph.D.
Title:	Trustee

/s/ Carol Lynn Schinazi
Carol Lynn Schinazi

Rebecca Elizabeth Schinazi

/s/ Jaime L. Rabi
Jaime L. Rabi

Jaclyn H. Chu

/s/ Susan Chu Walley
Susan Chu Walley

HOFFMANN-LA ROCHE INC.

By:	/s/ Frederick C. Kentz, III
Name:	Frederick C. Kentz, III
Title:	Vice President & General Counsel

Signature Page to Third Amendment to

Second Amended and Restated Stockholders’ Agreement

STOCKHOLDERS (Cont’d):

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.

By: Burrill & Company (Life Sciences GP), LLC, its General Partner

By:	/s/ G. Steven Burrill
Name:	G. Steven Burrill
Title:	CEO

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.

By: Burrill and Company (Indiana GP), LLC, its General Partner

By:	/s/ G. Steven Burrill
Name:	G. Steven Burrill
Title:	CEO

MPM BIOVENTURES III, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gädicke
Name:
Title:

Signature Page to Third Amendment to

Second Amended and Restated Stockholders’ Agreement

STOCKHOLDERS (Cont’d):

BB BIOVENTURES L.P.

By:	BAB BioVentures L.P., its General Partner

By:	BAB BioVentures, N.V., its General Partner

By:	/s/ Ansbert Gädicke
Name:
Title:

MPM BIOVENTURES PARALLEL FUND, L.P.

By:	MPM BioVentures I LP, its General Partner

By:	MPM BioVentures I LLC, its General Partner

By:	/s/ Ansbert Gädicke
Name:
Title:

MPM ASSET MANAGEMENT INVESTORS 1999 LLC

By:	/s/ Ansbert Gädicke
Name:
Title:

MPM BIOVENTURES III-QP, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner
By:	/s/ Ansbert Gädicke
Name:
Title:

Signature Page to Third Amendment to

Second Amended and Restated Stockholders’ Agreement

STOCKHOLDERS (Cont’d):

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By: MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gädicke
Name:
Title:

MPM BIOVENTURES III PARALLEL FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gädicke
Name:
Title:

MPM ASSET MANAGEMENT INVESTORS 2004 BVIII LLC

By:	/s/ Ansbert Gädicke
Name:
Title:

Signature Page to Third Amendment to

Second Amended and Restated Stockholders’ Agreement

STOCKHOLDERS (Cont’d):

TVM V LIFE SCIENCE VENTURES GMBH & CO. KG

By:	/s/ John J. Dibello
Name:	John J. Dibello
Title:	Managing Limited Partner

By:	/s/ David Poltack
Name:	David Poltack
Title:	Managing Limited Partner

TVM IV GMBH & CO. KG

By:	/s/ John J. Dibello
Name:	John J. Dibello
Title:	Managing Limited Partner

By:	/s/ David Poltack
Name:	David Poltack
Title:	Managing Limited Partner

MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP

By: MDS LSTF II (NCGP) Inc., its General Partner
By:
Name:
Title:

MDS LIFE SCIENCES TECHNOLOGY FUND II QUEBEC LIMITED PARTNERSHIP

By: MDS LSTF II (QGP) Inc., its General Partner
By:
Name:
Title:

Signature Page to Third Amendment to

Second Amended and Restated Stockholders’ Agreement

STOCKHOLDERS (Cont’d):

MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP

By: MLII (NCGP) Inc., its General Partner
By:
Name:
Title:

CDIB BIOSCIENCE VENTURES I, INC.

By:	Benny T. Hu
Name:	Benny T. Hu
Title:	Chairman

Signature Page to Third Amendment to

Second Amended and Restated Stockholders’ Agreement